Exhibit 4.1


                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT

                     INVESTMENT AND REGISTRATION RIGHTS AGREEMENT, dated April 19, 2000 (this "Agreement"), among SEACOR SMIT Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages hereof (collectively, the "Holders" and each, a "Holder").

                             W I T N E S S E T H :

                     WHEREAS, pursuant to the transactions (the "Transactions") contemplated by an agreement among the Company and the Holders dated the date hereof, the Company is acquiring all of the equity interests in Putford Enterprises Limited ("Putford") from the Holders; and

                     WHEREAS, pursuant to the Transactions, each Holder shall receive the number of shares (the "Shares") of Common Stock (as hereinafter defined) set forth opposite his, her or its name, as applicable, on Annex I hereto;

                     WHEREAS, the Shares will be delivered to the Holders pursuant to the Transactions without registration under the Securities Act in reliance on an applicable exemption from such registration, and the Company and the Holders desire to provide for the registration of the resale by the Holders of Registrable Securities (as hereinafter defined) from time to time, upon the terms and subject to conditions set forth below; and

                     WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the issuance and sale to the Holders of Shares pursuant to the Transactions.

                     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Certain Other Definitions. All capitalized terms used but not defined in this Agreement have the respective meanings ascribed to such terms in the McCall Merger Agreement. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

                     "Business Day" means any day on which commercial banks are open for business in the City of New York, Borough of Manhattan.

                     "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

                     "Common Stock" means the common stock, $0.01 par value, of the Company.

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                     "Exchange Act" means the Securities Exchange Act of 1934,
as amended, and the rules and regulations of the Commission thereunder.

                     The terms "register," "registered" and "registration" means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

                     "Registrable Securities" means the Shares issued to the Holders pursuant to the Transactions and any other securities issued by the Company to the Holders at any time after the closing of the Transactions in respect of the Shares (and in respect of the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute the same for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement; (ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act; (iii) as expressed in an opinion of independent counsel delivered and satisfactory to the Company and the transfer agent for the Common Stock, such securities may be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision) or all of such Holder's Registrable Securities may be resold in a single ninety (90) day period under Rule 144 of the Securities Act and do not require qualification under any state securities or "blue sky" law then in effect, or the use of an applicable exemption therefrom and, in each case, the Company has notified the transfer agent for the Common Stock that any restrictive legend on such Shares may be removed in connection with a transfer thereof; or (iv) such securities cease to be issued and outstanding for any reason.

                     "Registration Expenses" means all expenses incurred by the Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. and any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which the Common Stock is listed or otherwise admitted to unlisted trading privileges), printing expenses, if any (including expenses of printing certificates for the Common Stock being registered in a form eligible for deposit with The Depository Trust Company and of printing registration statements and prospectuses), fees and disbursements of counsel for the Company, fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and expenses of one firm of counsel for underwriters, if any, in connection with "blue sky"


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qualifications of the Registrable Securities being registered and the determination of eligibility for investment under the laws of such jurisdictions designated by the underwriters, if any), accountants' fees and expenses (including the expenses of any special audits or "comfort" letters incident to or required by any such registration), transfer taxes, fees of transfer agents and registrars, and fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and broker-dealer concessions and allowances and marketing expenses.

                     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                     "Significant Subsidiary" has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

                     "Underwritten Offering" means a registration under the Securities Act pursuant to which securities of the Company are sold to an underwriter for reoffering and distribution to the public.

                     Section 2. Representations and Warranties of Holders. Each Holder severally (and not jointly) hereby represents, acknowledges, covenants and agrees as follows: (i) the Shares are being acquired for such Holder's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act or any state securities or "blue sky" law; (ii) to the knowledge of such Holder, the Shares have not been registered under the Securities Act or any state securities or "blue sky" law; (iii) such Holder either is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, or alone or together with such Holder's purchaser representative, has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the relative merits and risks of the prospective investment in the Shares and able to bear the economic consequences thereof; (iv) such Holder will not offer for sale, sell or otherwise transfer any of the Shares (or any interest therein) except pursuant to a Shelf Registration Statement as contemplated hereby or pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities or "blue sky" laws and, in the case of an offer to sell, sale or other transfer pursuant to such an exemption, the Company has received (or waived the requirement therefor) a written opinion of U.S. counsel in form and substance satisfactory to it to the effect that such disposition is exempt from such registration requirements, provided that such Holder, prior to effecting any transfer of Shares pursuant to such an exemption, will cause the intended transferee of the Shares to agree to take and hold such Shares subject to the terms and conditions of this Agreement (and, in that connection, to execute and deliver to the Company such agreements and instruments as the Company reasonably may request to evidence the same), and further acknowledges that the certificates evidencing such Shares are required to have endorsed thereon a legend to the effect set forth in Section 3(a) hereof; (v) in making


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such Holder's decision to invest in the Registrable Securities, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by him or it to be appropriate, has relied on investigations made by such Holder's representatives, including such Holder's own legal, accounting, investment, financial, tax and other professional advisors; (vi) such Holder has been furnished and has been afforded an opportunity to review the Company's 1999 Annual Report and the Company's Proxy Statement for use in connection with its 2000 Annual Meeting of Stockholders (the "Public Reports"); and (vii) such Holder and such Holder's purchaser representatives, as applicable, have been given the opportunity to examine all documents, including the Public Reports, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of the Transactions and such Holder's investment in the Shares.

                     Section 3. Restrictions on Transfer. Each certificate representing the Shares shall have endorsed thereon a legend in substantially the following form:

                               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
                     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. IN ALL CASES, SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS AGREEMENT DATED APRIL __, 2000, AMONG THE COMPANY AND THE STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE, UPON WRITTEN REQUEST TO SEACOR SMIT, INC., 11200 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77082,
                     ATTENTION: SECRETARY."

                     Section 4. Registration under Securities Act, etc.

                     (a) Shelf-Registration. (i) General. The Company shall prepare and file with the Commission as soon as practicable (and in no event later than 30 days) after the issuance to the Holders of the Shares pursuant to the Transactions, a registration statement on Form S-3 (or on another appropriate form under the Securities Act then available for use by the Company in connection with a secondary offering of the Registrable Securities pursuant to Rule 415 under the Act) relating to the resale, from time to time, of the Registrable Securities by the Holders in accordance with the plan and method of distribution set forth in the prospectus forming part of such registration


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statement (a "Shelf Registration Statement"), and shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. It is understood and agreed that the Shelf Registration Statement may have included therein shares of Common Stock offered for sale, from time to time, by holders of Common Stock other than the Holders and also may relate to a primary offering of Common Stock by the Company.

                     (ii) Effective Period. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Suspension Periods (defined below) and extensions coincident with the length of such Suspension Periods) from the date the Shelf Registration Statement was first declared effective by the Commission until the first to occur of the date on which (A) the Shares issued to the Holders pursuant to the Transactions and any other securities issued to the Holders at any time after the closing of the Transactions in respect of the Shares (by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise) cease to be Registrable Securities and (B) the date on which all their Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution intended by each Holder and as disclosed in the prospectus forming part of the Shelf Registration Statement (the "Effective Period"). For purposes hereof, "Suspension Period" shall mean a period of time commencing on the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company in its reasonable, good faith judgment, for valid business purposes (including, without limitation, in connection with a proposed or pending issuance or sale of the Company's debt or equity securities by the Company or any other Person or a proposed or pending merger, reorganization, consolidation, recapitalization, public offering, sale of assets or other extraordinary corporate transaction, whether or not publicly announced, involving the Company or any of its Significant Subsidiaries) has elected to require the suspension of the sale by Holders of their Registrable Securities pursuant to the Shelf Registration Statement, and shall end on the date when each Holder of Registrable Securities either receives copies of the supplemented or amended prospectus contemplated by
Section 4(b)(v) plus an additional five Business Days or otherwise is advised in writing by the Company that use of the prospectus may be resumed; provided, however, that no such Suspension Period shall exceed 120 consecutive days or more than 180 days during any period of 360 consecutive days. Each Holder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during any Suspension Period and the Company agrees to cause each Suspension Period to end as soon as reasonably practicable. The Company agrees that no other similarly situated holder of the Company's Common Stock will be permitted to sell Shares of the Company's Common Stock pursuant to


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a shelf registration statement during a Suspension Period. If one or more
Suspension Periods occur, the Effective Period shall be extended by such number of days coincident with the aggregate number of days included in all Suspension Periods.

                     (b) Registration Procedures. The Company shall:

                     (i) cause any registration statement filed pursuant to
Section 4 hereof and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the Effective Period; and will furnish to each Holder a copy of any amendment or supplement to such registration statement or prospectus prior to filing the same with the Commission and shall not file any such amendment or supplement to which any such requesting Holder shall reasonably have objected to in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder or otherwise inaccurately describes information pertaining to such Holder;

                     (iii) furnish to each requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such number of the documents, if any, incorporated by reference in such registration statement or prospectus, and such number of other documents, as such requesting Holder reasonably may request;

                     (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as each requesting Holder reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things which may be necessary or advisable to enable such requesting Holder to consummate the disposition in such jurisdictions of his or its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in


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which it is not and would not, but for the requirements of this Section
4(b)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                     (v) immediately notify each Holder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of such requesting Holder, prepare and furnish to such requesting Holder a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement each Holder agrees that such Holder will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement and such period shall be a Suspension Period for purposes of determining the Effective Period hereunder;

                     (vi) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

                     (vii) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.


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                     (c) Preparation; Reasonable Investigation. In connection
with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act as contemplated by this Agreement, the Company shall give each Holder, its underwriters, if any, and each Holder's counsel and accountants, the opportunity to review the Company's preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement thereto, and the Company will give such person or persons such reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary for each such Holder and persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, each Holder shall use its reasonable best efforts to coordinate its investigation and due diligence efforts and, to the extent practicable, will act through a single firm of counsel and a single firm of accountants and, if requested by the Company, will enter into confidentiality agreements with the Company in a form satisfactory to the Company.

                     (d) Indemnification. (i) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder of Registrable Securities covered by any registration statement filed pursuant to this Agreement, and any underwriter or selling agent selected by one or more Holders with the consent of the Company with respect to such Registrable Securities, the directors, trustees and officers, and each other person, if any, who controls such Holder, underwriter or selling agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses (each a "Loss" and collectively "Losses"), joint or several, to which such Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Registrable Securities were included for registration under the Securities Act, any preliminary prospectus if used prior to the effective date of the registration statement (unless such statement is corrected in the final prospectus and the Company previously furnishes copies thereof to any Holder of Registrable Securities seeking indemnification pursuant to this Section 4(d), final prospectus (as supplemented, if the Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses


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(or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder for inclusion in such registration statement; and provided, further, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission shall have been corrected in the final prospectus and such Holder or any such other person shall have failed to deliver such final prospectus prior to or concurrently with the sale of the Registrable Securities covered by a registration statement to the individual or entity asserting such Losses after the Company shall have furnished each such Holder or any such other person with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same. The indemnity provided in this Section 4(d)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such other person and shall survive the transfer of the Registrable Securities by such Holder or any such other person.

                     (ii) Indemnification by the Holders. Each Holder and each other person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(f)(i) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary prospectus or any final prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by such Holder or such other person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for inclusion in such registration statement, preliminary prospectus or final prospectus, as the case may be.

                     (iii) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 4(d)(i) and 4(d)(ii) hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give said notice shall not relieve the indemnifying party of its obligations under Sections 4(d)(i) or 4(d)(ii) hereof, except to the


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extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such Action notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof, or (C) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If either of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) selected by a majority in interest of the indemnified parties (measured by reference to their ownership of Registrable Securities) shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this
Section 4(d)(iii) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed) or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation.

                     (iv) Contribution. If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and each Holder agree that it would


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not be just and equitable if contributions pursuant to this Section 4(d)(iv)
were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                     (v) Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Section 4 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss, damage or liability that is incurred.

                     (vi) Limitation on Seller's Payments. Notwithstanding any provision of this Agreement to the contrary, the liability of each Holder of Registrable Securities under this Section 4(d) shall in no event exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by the registration statement giving rise to such liability.

                     (vii) Adjustment of Liability. Any indemnifiable Loss under this Section 4 shall be reduced by any tax benefit accruing to the indemnified party on account of the indemnification payment and by the amounts actually recovered by the indemnified party from its insurance carriers in respect of such Loss, and any amounts recovered by such party subsequent to the payment by the indemnifying party hereunder with respect to the same claim shall be remitted to such indemnifying party, except that such remittance shall not exceed the amount of the indemnification payment made by such indemnifying party.

                     (e) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with the performance of its obligations under Section 4 of this Agreement.

                     Section 5. Rule 144. The Company shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable each Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon a Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.


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                     Section 6. Amendments and Waivers. This Agreement may be
amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of each Holder. Each Holder shall be bound by any consent authorized by this Section 6, whether or not such Registrable Securities shall have been marked to indicate such consent.

                     Section 7. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made
(i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

                     (a) if to the Holders, at their respective addresses listed on Annex I hereto; and

                     (b) if to the Company, at 1370 Avenue of the Americas, New York, New York 10019, Attn: Mr. Randall Blank, Telecopy No.: (212) 582-8522;

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 7 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

                     Section 8. Secretary to Retain Copy. A copy of this Agreement, including all Exhibits hereto, shall be filed with the Secretary of the Company, and the Secretary shall make it available to each Holder of Registrable Securities at all reasonable times during normal business hours.

                     Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each Holder in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

                     Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

                     Section 11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                     Section 12. Termination. The rights and obligations under this Agreement shall automatically terminate upon the earlier to occur of (a) all Shares issued to the Holders pursuant to the Transactions cease to be Registrable Securities and (b) the end of the Effective Period, as the same may be extended pursuant to Sections 4(a)(ii) and 4(a)(iii) hereof.

                     Section 13. Miscellaneous. The Company shall not after the date of this Agreement enter into any agreement with respect to the Common Stock which violates the rights granted to each Holder in this Agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                  SEACOR SMIT INC.

                                  By: /s/ Alice Gran
                                      -----------------------------------------
                                      Name: Alice Gran
                                      Title: Vice President and General Counsel




                                  /s/ Simon Hashim
                                  --------------------------------------
                                  Simon Hashim



                                  /s/ N I Palmer
                                  --------------------------------------
                                  N I Palmer




                                  Signed for and on behalf of the HOLDERS
                                  listed below by Simon Hashim:


                                  /s/ Simon Hashim
                                  --------------------------------------
                                  J R Hashim

                                  P R Hashim

                                  Dorothy Rainey

                                  L W Rainey

                                  Ms. V L Rainey

                                  G A Catchpole

                                  R F Catchpole

                                  R G Catchpole

                                  Mrs H M Catchpole

                                  P F Catchpole

                                  Claire Catchpole Settlement

                                  Andrew Catchpole Settlement

                                  Nick Reeve Settlement

                                  N E Stangroom

                                  D J Stangroom

                                  Mrs P G Watson

                                  J K Cowan

                                  Mrs A Catchpole

                                  G A Catchpole Trust

                                  H M Catchpole Trust

                                  Miss S K Stangroom

                                  Miss L A Stangroom

                                  Mrs D M Stangroom

                                  Mrs J A Stangroom

                                  N D Stangroom

                                  Mrs A J Gribbon

ANNEX I
TO THE INVESTMENT AND
REGISTRATION RIGHTS AGREEMENT

---------------------------------- ------------------------- ------------------------ -----------------------
HOLDERS:                                                                              SHARES:
---------------------------------- ------------------------- ------------------------ -----------------------
J R Hashim                                                                            129
The Grove
Frostenden
Beccles
Suffolk  NR34 8BS
---------------------------------- ------------------------- ------------------------ -----------------------
S J Hashim                                                                            17,157
Odinhahl
Church Road
Uggleshall
Beccles
Suffolk  NR34 8BD
---------------------------------- ------------------------- ------------------------ -----------------------
P R Hashim                                                                            11,025
The Grove
Frostenden
Beccles
Suffolk  NR34 8BS
---------------------------------- ------------------------- ------------------------ -----------------------
Dorothy Rainey Settlement                                                             9,065
Broomfield House
Lapford
Near Crediton
Devon  EX17 6LX
---------------------------------- ------------------------- ------------------------ -----------------------
L W Rainey                                                                            6,185
Broomfield House
Lapford
Near Crediton
Devon  EX17 6LX
---------------------------------- ------------------------- ------------------------ -----------------------
Ms V L Rainey                                                                         6,172
Zomerlaan
2103 AG Heemstede
Holland
---------------------------------- ------------------------- ------------------------ -----------------------
G A Catchpole                                                                         3,576
`Evanger'
Broadview Raod
Oulton Broad
Lowestoft
Suffolk  NR32 3PL
---------------------------------- ------------------------- ------------------------ -----------------------


                                       16

---------------------------------- ------------------------- ------------------------ -----------------------
R F Catchpole                                                                         4,859
`Kessett'
Broadview Road
Oulton Broad
Lowestoft
Suffolk  NR32 3PL
---------------------------------- ------------------------- ------------------------ -----------------------
R G Catchpole                                                                         4,859
`Waveney House'
Priory Road
St Olaves
Great Yarmouth
Norfolk  NR31 9HQ
---------------------------------- ------------------------- ------------------------ -----------------------
Mrs H M Catchpole                                                                     642
`Evanger'
Broadview Raod
Oulton Broad
Lowestoft
Suffolk  NR32 3PL
---------------------------------- ------------------------- ------------------------ -----------------------
P F Catchpole                                                                         4,715
`Waterfront'
9 Romany Road
Oulton Broad
Lowestoft
Suffolk  NR32 3RJ
---------------------------------- ------------------------- ------------------------ -----------------------
Claire Catchpole Settlement                                                           2,744
M M & Mrs J S Orr
Mills & Reeve
3-7 Redwell Street
Norwich
Norfolk  NR2 4TJ
---------------------------------- ------------------------- ------------------------ -----------------------
Andrew Catchpole Settlement                                                           2,746
Mr & Mrs J S Orr
Mills & Reeve
3-7 Redwell Street
Norwich
Norfolk  NR2 4TJ
---------------------------------- ------------------------- ------------------------ -----------------------


                                       17

---------------------------------- ------------------------- ------------------------ -----------------------
Nick Reeve Settlement                                                                 999
Mr & Mrs J S Orr
Mills & Reeve
3-7 Redwell Street
Norwich
Norfolk  NR2 4TJ
---------------------------------- ------------------------- ------------------------ -----------------------
N E Stangroom                                                                         1,375
Hamrow Farm
Whissonsett
Dereham
Norfolk  NR20 5SX
---------------------------------- ------------------------- ------------------------ -----------------------
D J Stangroom                                                                         1,664
Hamrow Farm
Whissonsett
Dereham
Norfolk  NR20 5SX
---------------------------------- ------------------------- ------------------------ -----------------------
N I Palmer                                                                            1,059
58 Corton Road
Lowestoft
Suffolk  NR32 4PP
---------------------------------- ------------------------- ------------------------ -----------------------
Mrs P G Watson                                                                        466
16 Oulton Street
Oulton Village
Lowestoft
Suffolk  NR32 3BB
---------------------------------- ------------------------- ------------------------ -----------------------
J K Cowan                                                                             466
`Oaklands'
Priory Road
St Olaves
Great Yarmouth
Norfolk  NR31 9HQ
---------------------------------- ------------------------- ------------------------ -----------------------
Mrs A Catchpole                                                                       707
`Waterfront'
9 Romany Road
Oulton Broad
Lowestoft
Suffolk  NR32 3RJ
---------------------------------- ------------------------- ------------------------ -----------------------
G A Catchpole Trust                                                                   642
`Evanger'
Broadview Raod
Oulton Broad
Lowestoft
Suffolk  NR32 3PL
---------------------------------- ------------------------- ------------------------ -----------------------


                                       18

---------------------------------- ------------------------- ------------------------ -----------------------
H M Catchpole Trust                                                                   642
`Evanger'
Broadview Raod
Oulton Broad
Lowestoft
Suffolk  NR32 3PL
---------------------------------- ------------------------- ------------------------ -----------------------
Miss S K Stangroom                                                                    366
472 Horningtoft Road
Whissonsett
Dereham
Norfolk  NR20 5SY
---------------------------------- ------------------------- ------------------------ -----------------------
Miss L A Stangroom                                                                    397
472 Horningtoft      Road
Whissonsett
Dereham
Norfolk  NR20 5SY
---------------------------------- ------------------------- ------------------------ -----------------------
Mrs D M Stangroom                                                                     241
472 Horningtoft Road
Whissonsett
Dereham
Norfolk  NR20 5SY
---------------------------------- ------------------------- ------------------------ -----------------------
Mrs J A Stangroom                                                                     241
Hamrow Farm
Whissonsett
Dereham
Norfolk  NR20 5SX
---------------------------------- ------------------------- ------------------------ -----------------------
N D Stangroom                                                                         99
Smallholdings Farm
London Street
Whissonsett
Dereham
Norfolk  NR20 5ST
---------------------------------- ------------------------- ------------------------ -----------------------


                                       19

---------------------------------- ------------------------- ------------------------ -----------------------
Mrs A J Gribbon                                                                       377
Peppers Cottage
Town Farm
Swaffham
Norfolk  PE36 9PY
---------------------------------- ------------------------- ------------------------ -----------------------
---------------------------------- ------------------------- ------------------------ -----------------------
TOTALS                                                                                83,615
---------------------------------- ------------------------- ------------------------ -----------------------






















                                       20